Exhibit 99.1
COUPANG, LLC
THIRD AMENDED AND RESTATED
2011 EQUITY INCENTIVE PLAN
Originally adopted on August 8, 2011
Amended and Restated on November 3, 2015
As Further Amended and Restated on October 5, 2018 and December 21, 2018
1.Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees and Consultants and to promote the success of the Company’s business.
2.Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.
(a)“Administrator” means the Committee, or if no Committee is appointed by the Management Committee, the entire Management Committee. The Administrator may delegate to one (1) or more members of the Committee or officers of the Company, individually or acting as a committee, any portion of its authority, except as otherwise expressly provided in the Plan. In the event of a delegation to a member of the Committee, officer, or a committee thereof, the term “Administrator” as used herein will include the member of the Committee, officer or committee with respect to the delegated authority. Notwithstanding any such delegation of authority, the Committee comprised of members of the Management Committee and appointed by the Management Committee will retain overall responsibility for operation of the Plan.
(b)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.
(c)“Applicable Laws” means the legal requirements relating to the Plan and Awards under applicable provisions of federal securities laws, state limited liability company, corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
(d)“Assumed” means that pursuant to a Company Transaction either (i) the Award is continued by the Company or (ii) subject to compliance with Code Section 409A, the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Company Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Company Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.
(e)“Award” means any award pursuant to the terms and conditions of this Plan, including any Option or Restricted Equity Unit.
(f)“Award Agreement” means, with respect to each Award, the signed written or electronic agreement between the Company and the Grantee setting forth the terms and conditions of the

Award as approved by the Administrator. For purposes of the Plan, the Award Agreement may be executed via written or electronic means.
(g)“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or a word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Company Transaction, such definition of “Cause” shall not apply until a Company Transaction actually occurs.
(h)“Code” means the Internal Revenue Code of 1986, as amended.
(i)“Committee” means any committee appointed by the Management Committee to administer the Plan, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.
(j)“Common Stock” means the common stock of the Corporate Successor.
(k)“Common Units” means the Common Units of the Company as defined in the LLC Agreement. References to Common Units shall be deemed to refer to Shares upon an Incorporation.
(l)“Company” means Coupang, LLC, a Delaware limited liability company, or any successor entity that adopts the Plan in connection with a Company Transaction. Upon Incorporation, all references in the Plan to the Company shall automatically be converted to the Corporate Successor.
(m)“Company Transaction” means any of the following transactions, provided, however, that (i) a Company Transaction shall not include the Incorporation and the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:
(i)a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is organized;
(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(iii)the complete liquidation or dissolution of the Company;
(iv)any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Units outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Company Transaction; or
(v)acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Company Transaction.
(n)“Consultant” means any person (other than an Employee) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
(o)“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee or Consultant, is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. In the case of an approved leave of absence, the Administrator may make such provisions respecting crediting of service, including suspension of vesting of the Award (including pursuant to a formal policy adopted from time to time by the Company) it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option Agreement. The Administrator will have sole discretion to determine whether a Grantee has ceased to provide Continuous Services and the effective date on which the Grantee ceased to provide Continuous Services.
(p)“Corporate Successor” means the corporation which shall succeed to all or a substantial portion of the assets and liabilities of the Company upon the Incorporation, including any corporation that owns all the outstanding equity securities of the Company after the consummation of a Conversion (as such term is defined in the LLC Agreement).
(q)“Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.
(r)“Employee” means any person, including an Officer, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. In addition, Members who provide services to the Company and members of a Related Entity who provide services to such Related Entity shall be considered Employees.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)“Fair Market Value” means, as of any date, the value of the Common Units or Common Stock determined as follows:
(i)If the Common Stock is listed on one or more established stock exchanges or national market systems, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted on an automated quotation system or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Units or for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.
(u)“Good Reason” means the occurrence after a Company Transaction of any of the following events or conditions unless consented to by the Grantee (and the Grantee shall be deemed to have consented to any such event or condition unless the Grantee provides written notice of the Grantee’s non-acquiescence within 30 days of the effective time of such event or condition):
(i)a change in the Grantee’s responsibilities or duties which represents a material and substantial diminution in the Grantee’s responsibilities or duties as in effect immediately preceding the consummation of a Company Transaction;
(ii)a reduction in the Grantee’s base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Company Transaction or at any time thereafter; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the Grantee’s by the same percentage amount shall not constitute such a salary reduction; or
(iii)requiring the Grantee to be based at any place outside a 50-mile radius from the Grantee’s job location or residence prior to the Company Transaction except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Company Transaction.
(v)“Grantee” means an Employee or Consultant who receives an Award under the Plan.

(w)“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in- law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.
(x)“Incorporation” means the incorporation of the Company which shall be effected through the conversion (whether through a merger, acquisition, exchange of equity resulting in the Company becoming a wholly-owned subsidiary of a corporation, or other transaction resulting in a corporation succeeding to all of or a substantial portion of the assets and liabilities of the Company) of all the outstanding Units into shares of one or more series of Common Stock or preferred stock of the Corporate Successor as determined by the Management Committee. The term Incorporation includes the Conversion (as such term is defined in the LLC Agreement).
(y)“LLC Agreement” means the Ninth Amended and Restated Limited Liability Company Agreement of Coupang, LLC, dated as of December 21, 2018, as it may thereafter be amended, modified, supplemented or restated from time to time.
(z)“Management Committee” means the Management Committee of the Company as described in the LLC Agreement.
(aa)“Member” means a member of the Company as described in the LLC Agreement.
(bb)“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(cc)“Option” means an option to purchase Common Units pursuant to an Option Agreement granted under the Plan.
(dd)“Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Grantee, including any amendments thereto.
(ee)“Parent” means any entity (other than the employer entity) in an unbroken chain of entities ending with the employer entity if, at the time of the granting of an Award, each of the entities other than the employer entity owns securities possessing 50% or more of the total combined voting power of all classes of securities in one of the other entities in such chain.
(ff)“Plan” means this 2011 Equity Incentive Plan, as amended from time to time.
(gg)“Post-Termination Exercise Period” means the period specified in the Option Agreement of not less than thirty (30) days commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee’s Continuous Service, or such longer period as may be applicable upon death or Disability.
(hh)“Registration Date” means the first to occur of (i) the closing of the first sale to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Company Transaction in exchange for or in substitution of the Units or Common Stock; and

(ii) in the event of a Company Transaction, the date of the consummation of the Company Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Company Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act on or prior to the date of consummation of such Company Transaction.
(ii)“Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.
(jj)“Replaced” means that pursuant to a Company Transaction the Award is replaced with a comparable equity award or a cash incentive program (subject to compliance with Code Section 409A) of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Company Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.
(kk)“Restricted Equity Unit” or “REU” means an Award to acquire Common Units pursuant to an REU Agreement granted under the Plan.
(ll)“REU Agreement” means the written agreement evidencing the grant of a REU executed by the Company and the Grantee, including any amendments thereto.
(mm)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
(nn)“Share” means a share of the Common Stock.
(oo)(“Subsidiary” means any entity (other than the employer entity) in an unbroken chain of entities beginning with the employer entity if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns securities possessing 50% or more of the total combined voting power of all classes of securities in one of the other entities in such chain.
(pp)“Unit” means the Units of the Company as defined in the LLC Agreement. References to Units shall be deemed to refer to Shares upon an Incorporation, as adjusted in accordance with Section 3(c).
3.Common Units Subject to the Plan.
(a)Subject to the provisions of Section 13 below, the maximum aggregate number of Common Units which may be issued pursuant to all Awards is Two Hundred And Six Million Fifty Three Thousand Four Hundred Ninety (206,053,490) Common Units less the number of Common Units that have been issued as Profits Units (within the meaning of the LLC Agreement) as of the date an Award is to be granted.
(b)If an Award expires or an Option becomes unexercisable without having been exercised in full, the unpurchased Common Units that were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Common Units that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Common Units are forfeited or repurchased, such Common Units shall become available for future grant under the Plan. To the extent not prohibited by Applicable Law, any Common Units covered by an Option which are surrendered (i) in payment of the Option exercise price or (ii) in satisfaction of tax withholding obligations shall be deemed not to have been issued for purposes of determining the maximum number of Common Units which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.
(c)In the event of an Incorporation, the Common Units shall be converted into shares of Common Stock. The number of shares of Common Stock issuable under the Plan and under each outstanding Award immediately after the Incorporation shall be determined by multiplying the number of Common Units issuable under the Plan and under each outstanding Award respectively immediately prior to the Incorporation by the ratio in effect for the conversion or exchange of Common Units into shares of Common Stock in the Incorporation and rounded down to the nearest whole Share, and with respect to Options, the exercise or purchase price payable per Common Unit under each outstanding Option immediately prior to the Incorporation shall be divided by such conversion or exchange ratio and rounded up to the nearest full cent to determine the exercise price payable per share of Common Stock under the adjusted Option immediately after the Incorporation.
4.Administration of the Plan.
(a)Plan Administrator. The Plan shall be administered by the Administrator.
(b)Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Officers, Consultants, and Employees.
(c)Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Management Committee, the Administrator shall have the authority, in its discretion:
(i)to select the Employees and Consultants to whom Awards may be granted from time to time hereunder;
(ii)to determine whether and to what extent Awards are granted hereunder;
(iii)to determine the number of Common Units or the amount of other consideration to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions of any Award granted hereunder;
(vi)to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;
(vii)to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;
(viii)to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan; and

(ix)to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.
The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.
(d)Indemnification. In addition to such other rights of indemnification as they may have as members of the Management Committee or as Officers or Employees of the Company or a Related Entity, members of the Management Committee and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Management Committee, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.
5.Eligibility. Awards may be granted to Employees and Consultants provided such Consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction when Rule 701 is to apply to the Award granted for such services. An Employee or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.
6.Terms and Conditions of Options.
(a)Conditions of Option. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Option including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment upon settlement of the Option, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.
(b)Acquisitions and Other Transactions. The Administrator may issue Options under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.
(c)Term of Option. The term of each Option shall be the term stated in the Award Agreement, but no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted.

(d)Time of Granting Options. The date of grant of an Option shall for all purposes be the date on which the Administrator makes the determination to grant such Option, or such other later date as is determined by the Administrator, subject to compliance with Applicable Law.
7.Option Exercise Price and Consideration.
(a)Exercise Price. The exercise price, if any, for an Option shall be as follows:
(i)The per Common Unit exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Common Unit on the date of grant.
(ii)Notwithstanding the foregoing provision of this Section 7(a), in the case of an Option issued pursuant to Section 6(b), above, the exercise or purchase price for the Option shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Option.
(b)Consideration. Subject to Applicable Laws, the consideration to be paid for the Common Units to be issued upon exercise or purchase of an Option including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Common Units issued under the Plan the following:
(i)cash;
(ii)check;
(iii)surrender of Common Units held for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes or delivery of a properly executed form of attestation of ownership of Common Units as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Common Units as to which said Option shall be exercised;
(iv)with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or
(v)any combination of the foregoing methods of payment.
The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(c)(iv), or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.
8.Procedure for Exercise; Rights as a Member.
(a)Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(b)An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Common Units with respect to which the Option is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).
(c)Notwithstanding anything in the Award Agreement to the contrary, if the exercise of an Option is prevented by the provisions of Section 12 below, the Option shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the expiration of the term of such Option as set forth in the Award Agreement and only in a manner and to the extent permitted under Code Section 409A.
9.Transferability of Awards. Awards shall be transferable by will, by the laws of descent and distribution, or to the extent and in the manner authorized by the Administrator. In addition, the Grantee may designate a beneficiary of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.
10.Withholding Taxes. No Common Units shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Common Units. When, under applicable tax laws, a Grantee incurs tax liability in connection with the exercise or settlement of any Award that is subject to tax withholding the Company shall withhold or collect from the Grantee the minimum tax withholding obligation, including, but not limited to, by having the Company withhold from the Common Units to be issued up to the minimum number of Common Units having a Fair Market Value on the date that the amount of tax to be withheld is to be determined that is not more than the minimum amount to be withheld (reduced to the lowest whole number of Common Units if such number of Common Units withheld would result in withholding a fractional Common Unit with any remaining tax withholding settled in cash). In no event will the Company withhold any Common Units if such withholding would result in adverse accounting consequences to the Company.
11.Restricted Equity Units.
(a)Awards of Restricted Equity Units. A Restricted Equity Unit (“REU”) is an Award covering a number of Common Units to be settled by issuance of those Common Units at a date in the future. No purchase price shall apply to an REU. All grants of Restricted Equity Units will be evidenced by an Award Agreement that will be in such form (which need not be the same for each Grantee) as the Administrator will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. No REU will have a term longer than ten (10) years from the date the REU is granted.
(b)Form and Timing of Settlement. To the extent permissible under applicable law, the Administrator may permit a Grantee to defer payment under a REU to a date or dates after the REU is earned, provided that the terms of the REU and any deferral satisfy the requirements of Code Section 409A (or any successor) and any regulations or rulings promulgated thereunder. Payment will be made in the form of whole Common Units.
12.Conditions Upon Issuance of Common Units.
(a)Common Units shall not be issued pursuant to the exercise of an Option or the settlement of a REU unless those transactions and the issuance and delivery of such Common Units pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Common Units under federal or state laws.
(b)As a condition to the exercise of an Option or receipt of Common Units upon the settlement of a REU, the Company may require such Grantee to represent and warrant at the time of any such exercise or settlement that the Common Units are being purchased or acquired only for investment and without any present intention to sell or distribute such Common Units if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.
(c)As a condition to the exercise of an Option or prior to the settlement of a REU, the Company may require such Grantee to execute and deliver a signature page to, and agree to comply with, the provisions of the LLC Agreement and to make such representations and warranties contained in the LLC Agreement that are required of Members of the Company.
13.Changes in Common Units. Subject to any required action by the Members of the Company, the number of Common Units covered by each outstanding Award, and the number of Common Units which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award (if applicable), as well as any other terms that the Management Committee determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Common Units resulting from a Common Unit split, reverse Common Unit split, Common Unit distribution, combination or reclassification of the Common Units or similar event affecting the Common Units, (ii) any other increase or decrease in the number of issued Common Units effected without receipt of consideration by the Company, or (iii) as the Management Committee may determine in its discretion, any other transaction with respect to Common Units including a merger, consolidation, acquisition of property or Common Units, separation (including a spin-off or other distribution of Common Units or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Management Committee and its determination shall be final, binding and conclusive. Except as the Management Committee determines, no issuance by the Company of units of any class, or securities convertible into units of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Common Units subject to an Award.
14.Company Transactions.
(a)Termination of Award to Extent Not Assumed in Company Transaction. Effective upon the consummation of a Company Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Company Transaction.
(b)Acceleration of Award Upon Company Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Company Transaction:
(i)for the portion of each Award that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced), or subject to compliance with Code Section 409A, the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) as to fifty percent (50%) of the then unvested Common Units (or other consideration) represented by or subject to such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Service if such Continuous Service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason on or within twelve (12) months after the Company Transaction; and
(ii)for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Common Units (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Company Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.
15.Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Management Committee. It shall continue in effect for a term of ten (10) years unless sooner terminated.
16.Amendment, Suspension or Termination of the Plan.
(a)The Management Committee may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain Member approval of any Plan amendment in such a manner and to such a degree as required.
(b)No Award may be granted during any suspension of the Plan or after termination of the Plan.
(c)No suspension or termination of the Plan (including termination of the Plan under Section 15, above) shall adversely affect any rights under Awards already granted to a Grantee.
(d)Upon the Incorporation, all references to the number of Common Units issued or issuable under the Plan shall be adjusted to reflect the conversion or exchange ratio in effect for the conversion or exchange of Common Units into shares of Common Stock or a class of preferred stock in consummation of the Incorporation and rounded up to the nearest whole share, and the exercise price or purchase price per Common Unit under any outstanding Option immediately prior to the Incorporation shall be divided by such conversion or exchange ratio and rounded down to the nearest full cent to determine the exercise price or purchase price per share of Common Stock or preferred stock subject to the Option immediately after the Incorporation. Upon the Incorporation, all references in the Plan to Units or Common Units shall automatically be converted into references to the shares of Common Stock or preferred stock into which the Units are converted and all references to the Company shall automatically be converted into references to the Corporate Successor.
17.No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.
18.No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
19.Information to Grantees. To the extent required by Applicable Laws, the Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, copies of financial statements at least annually. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure them access to equivalent information.
20.Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
21.Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
22.Nonexclusivity of the Plan. Neither the adoption of the Plan by the Management Committee nor any provision of the Plan will be construed as creating any limitations on the power of the Management Committee to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
23.Information to Grantees. Beginning on the earlier of the date that the Company is required to deliver information to Grantees pursuant to Rule 701 under the Securities Act, and until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is no longer required to deliver information to Grantees pursuant to Rule 701 under the Securities Act, the Company shall provide to each Grantee the information described in paragraphs (e)(3), (4), and (5) of Rule 701 under the Securities Act not less frequently than every six (6) months with the financial statements being not more than 180 days old and with such information provided either by physical or electronic delivery to Grantees or by written notice to Grantees of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information. The Company may request that Grantees agree to keep the information to be provided pursuant to this section confidential. If a Grantee does not agree to keep the information to be provided pursuant to this section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 701 of the Securities Act.

AMENDMENT NO. 1
TO THE
COUPANG, LLC
THIRD AMENDED AND RESTATED
2011 EQUITY INCENTIVE PLAN
WHEREAS, Coupang, LLC (the “Company”) maintains the Coupang, LLC Third Amended and Restated 2011 Equity Incentive Plan (the “Plan”); and
WHEREAS, the Management Committee of the Company (the “Committee”) desires to amend the Plan to increase the number of Common Units (as such term is defined in the Plan) in the Incentive Pool (as such term is defined in the Company’s Ninth Amended and Restated Limited Liability Company Agreement as in effect on the date hereof).
NOW, THEREFORE, the Plan is hereby amended, effective as of June 8, 2020, as follows:
1.Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:
“Subject to the provisions of Section 13 below, the maximum aggregate number of Common Units which may be issued pursuant to all Awards is 224,166,544 (Two hundred and twenty four million, one hundred and sixty six thousand, five hundred and forty four) Common Units less the number of Common Units that have been issued as Profits Units (within the meaning of the LLC Agreement) as of the date an Award is to be granted.”
2.Except as set forth herein, the Plan shall remain in full force and effect.
3.This Amendment has been approved and adopted by the Committee as of May 12, 2020, and by the members of the Company as of June 8, 2020.

THESE SECURITIES WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.
COUPANG, LLC
THIRD AMENDED AND RESTATED
2011 EQUITY INCENTIVE PLAN
NOTICE OF OPTION AWARD
Grantee’s Name:
Identification Number:
(Korean ARC - 주민등록번호, US Social Security No., Chinese National ID No.)

You (the “Grantee”) have been granted an option to purchase Common Units of the Company, subject to the terms and conditions of this Notice of Option Award (the “Notice”), the Coupang, LLC Third Amended and Restated 2011 Equity Incentive Plan, as amended from time to time (the “Plan”), and the Option Agreement (the “Option Agreement”) attached hereto as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.
Date of Award:
Vesting Commencement Date:
Exercise Price per Unit:
Total Number of Common Units
Subject to the Option (the “Units”):
Total Exercise Price:
Type of Option:                                        Non-Qualified Option
Expiration Date:
Post-Termination Exercise Period:          Three (3) Months
Vesting Schedule:
Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option shall vest in accordance with the following schedule (the “Vesting Schedule”):
94780033_1

During any authorized leave of absence, the vesting of the Option as provided in this schedule shall be suspended after the leave of absence exceeds a period of ninety (90) days. Vesting of the Option shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity. The Vesting Schedule of the Option shall be extended by the length of the suspension.
In the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Option shall terminate concurrently with the termination of the Grantee’s Continuous Service, except as otherwise determined by the Administrator.
IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan and the Option Agreement.

Coupang, LLC,
a Delaware limited liability company

By:

Title: Chief Executive Officer
THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING UNITS HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT NOR IN THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.
THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THE UNITS ARE SUBJECT TO THE TERMS OF THE LLC AGREEMENT WHICH INCLUDE, AMONG OTHER PROVISIONS, RESTRICTIONS ON THE TRANSFERABILITY OF THE UNITS. BY EXECUTING THIS NOTICE, THE GRANTEE AGREES THAT IF THE OPTION IS EXERCISABLE AND IS EXERCISED PRIOR TO THE INCORPORATION, THE GRANTEE WILL BECOME A PARTY TO THE LLC AGREEMENT AND BE BOUND BY THE TERMS AND CONDITIONS OF THE LLC AGREEMENT, AS AMENDED FROM TIME TO TIME. THE GRANTEE FURTHER AGREES TO EXECUTE ALL DOCUMENTS NECESSARY TO BECOME A PARTY TO THE LLC AGREEMENT AND AGREES THAT THE ISSUANCE OF UNITS UPON THE EXERCISE OF THE OPTION IS CONDITIONED UPON THE EXECUTION OF SUCH DOCUMENTS.

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Option Agreement shall be resolved by the Administrator in accordance with Section 19 of the Option Agreement. The Grantee further agrees to the venue selection in accordance with Section 20 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:

Grantee:

COUPANG, LLC
THIRD AMENDED AND RESTATED
2011 EQUITY INCENTIVE PLAN
OPTION AGREEMENT
1.Grant of Option. Coupang, LLC, a Delaware limited liability company (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Option Award (the “Notice”), an option (the “Option”) to purchase the total number of Common Units subject to the Option (the “Units”) set forth in the Notice, at the exercise price per Unit set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Option Agreement (the “Option Agreement”) and the Company’s Third Amended and Restated 2011 Equity Incentive Plan, as amended from time to time (the “Plan”) which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.
2.Exercise of Option.
(a)Right to Exercise. The Option shall vest during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of the Notice and Section 14 of the Plan relating to the exercisability or termination of the Option in the event of a Company Transaction. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Units.
(b)Method of Exercise. The Option shall be exercisable by delivery of an exercise notice in a form determined by the Administrator from time to time or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Units in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price and all applicable income and employment taxes required to be withheld. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price and all applicable taxes, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(c), below to the extent such procedure is available to the Grantee at the time of exercise and such an exercise would not violate any Applicable Law.
(c)Taxes. No Units will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of Units. When, under applicable tax laws, a Grantee incurs tax liability in connection with the exercise of an Option that is subject to tax withholding the Company shall withhold or collect from the Grantee the minimum tax withholding obligation, including, but not limited to, by having the Company withhold from the Common Units to be issued up to the minimum number of Common Units having a Fair Market Value on the date that the amount of tax to be withheld is to be determined that is not more than the minimum amount to be withheld. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Option, the Grantee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Grantee is an employee of the Company at that time.
3.Grantee’s Representations.
(a)The Grantee understands that neither the Option nor the Units exercisable pursuant to the Option have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any United States securities laws. In the event the Units purchasable pursuant to the exercise of the Option have not been registered under the Securities Act, at the time the Option is exercised, the Grantee shall, if requested by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her investment representation statement in a form determined by the Administrator from time to time.
(b)If Grantee is not a United States person (as defined by Section 7701(a)(30) of the Code), Grantee hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Option or the Units exercisable pursuant to the Option (the “Securities”) or any use of this Option Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Grantee’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Grantee’s jurisdiction. Furthermore, if Grantee resides outside of the United States, Grantee makes the following additional representations, warranties and agreements:
(i)Grantee is not a U.S. Person as defined in Rule 902(k) of Regulation S under the Securities Act (“Regulation S”). The offer and sale of the Securities to such Grantee was made in an offshore transaction (as defined in Rule 902(h) of Regulation S), no directed selling efforts (as defined in Rule 902(c) of Regulation S) were made in the United States, and Grantee is not acquiring the Securities for the account or benefit of any U.S. Person;
(ii)Grantee will not, during the one year period following the issuance of the Securities (the “Restricted Period”), offer or sell the Securities (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person or other than in accordance with Regulation S; without limiting the generality of the foregoing, Grantee agrees to resell such Securities only in accordance with the provisions of Regulation S (Rules 901 through 905, and preliminary notes), pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and Grantee agrees not to engage in hedging transactions with regard to such Securities unless in compliance with the Securities Act; and
(iii)Grantee will, after the expiration of the applicable Restricted Period, offer, sell, pledge or otherwise transfer the Securities (or create or maintain any derivative position equivalent thereto) only pursuant to registration under the Securities Act or any available exemption therefrom and, in any case, in accordance with applicable state securities laws.
(iv)Grantee acknowledges and agrees that the Company shall not register the transfer of the Securities in violation of these restrictions. Grantee acknowledges and agrees that any certificates for any Securities issued to Grantee shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and that hedging transactions involving such Securities may not be conducted unless in compliance with the Securities Act.
4.Method of Payment. Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law:
(a)By cash, check or wire transfer;
(b)If the exercise occurs on or after the Registration Date, surrender of Units held for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes, or delivery of a properly executed form of attestation of ownership of Units as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Units as to which the Option is being exercised;
(c)If the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee shall (i) provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Units and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Units, and (ii) provide written directives to the Company to deliver the certificates for the purchased Units directly to such brokerage firm in order to complete the sale transaction.
5.Restrictions on Exercise. The Option may not be exercised if the issuance of the Units subject to the Option upon such exercise would constitute a violation of any Applicable Laws. If the exercise of the Option within the applicable time periods set forth in Sections 6, 7 and 8 of this Option Agreement is prevented by the provisions of this Sections 5, the Option shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the expiration date set forth in the Notice (the “Expiration Date”) and subject to compliance with Section 409A of the Code.
6.Termination or Change of Continuous Service. Subject to Section 5, in the event the Grantee’s Continuous Service terminates, other than for Cause, the Grantee may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”). The Post-Termination Exercise Period shall commence on the Termination Date. In the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Option shall, except as otherwise determined by the Administrator, terminate concurrently with the termination of the Grantee’s Continuous Service (also the “Termination

Date”). In no event, however, shall the Option be exercised later than the Expiration Date set forth in the Notice. In the event of the Grantee’s change in status from Employee to Consultant or from Consultant to Employee, the Option shall remain in effect and the Option shall continue to vest in accordance with the Vesting Schedule set forth in the Notice. To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.
7.Disability of Grantee. Subject to Section 5, in the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months from the Termination Date but in no event later than the Expiration Date, exercise the portion of the Option that was vested on the Termination Date. To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate.
8.Death of Grantee. In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 9 may, within twelve (12) months following the date of the Grantee’s death but in no event later than the Expiration Date, exercise the portion of the Option that was vested on the Termination Date to the extent such portion is not forfeited in accordance with the terms of the Notice. To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.
9.Transferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that the Option may be transferred during the lifetime of the Grantee to the extent and in the manner determined by the Administrator in its sole discretion. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Following the death of the Grantee, the Option, to the extent provided in Section 8, may be exercised (a) by the person or persons designated under the deceased Grantee’s beneficiary designation, or (b) in the absence of an effectively designated beneficiary, by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.
10.Term of Option. The Option must be exercised no later than the Expiration Date or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.
11.Company’s Right of First Refusal. The Grantee acknowledges and agrees that the Units are subject to the right of first refusal (“Right of First Refusal”) set forth in Section 6.2 of the LLC Agreement, which Right of First Refusal is incorporated herein by reference irrespective of whether the LLC Agreement is amended at some future date to remove the Right of First Refusal therefrom, and that, except in compliance with such Right of First Refusal, neither the Grantee nor a transferee (either being sometimes referred to herein as the “Holder”) shall sell, hypothecate, encumber or otherwise transfer any Units or any right or interest therein.

12.Company’s Repurchase Right.
(a)Grant of Repurchase Right. The Company is hereby granted the right (the “Repurchase Right”), exercisable at any time (i) during the nine (9) month period following the Termination Date, or (ii) during the nine (9) month period following an exercise of the Option that occurs after the Termination Date to repurchase all or any portion of the Units (the “Unit Repurchase Period”).
(b)Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to each Holder of the Units prior to the expiration of the Unit Repurchase Period. The notice shall indicate the number of Units to be repurchased and the date on which the repurchase is to be effected, such date to be not later than the last day of the Unit Repurchase Period. On the date on which the repurchase is to be effected, the Company and/or its assigns shall pay to the Holder in cash or cash equivalents (including the cancellation of any purchase-money indebtedness) an amount equal to the Fair Market Value on the date on which the repurchase is to be effected of the Units which are to be repurchased from the Holder. Upon such payment or deposit into escrow for the benefit of the Holder, the Company and/or its assigns shall become the legal and beneficial owner of the Units being repurchased and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its assigns the number of Units being repurchased, without further action by the Holder.
(c)Assignment. Whenever the Company shall have the right to purchase Units under this Repurchase Right, the Company may designate and assign one or more Employees, Officers, directors or Members of the Company or other persons or organizations, to exercise all or a part of the Company’s Repurchase Right.
(d)Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Units for which it is not timely exercised. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to all Units upon the Registration Date.
(e)Additional Units or Substituted Securities. In the event of the Incorporation or any transaction described in Sections 10 or 11 of the Plan, any new, substituted or additional securities or other property which is by reason of any such transaction distributed with respect to the Units shall be immediately subject to the Repurchase Right, but only to the extent the Units are at the time covered by such right.
13.Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Option Agreement, the Notice and the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
14.Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Units that have been sold or otherwise transferred in violation of any of the provisions of this Option Agreement, or (ii) to treat as owner of such Units or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Units shall have been so transferred.
15.Tax Consequences.
(a)The Grantee may incur tax liability as a result of the Grantee’s purchase or disposition of the Units. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE UNITS.

(b)Notwithstanding the Company’s good faith determination of the Fair Market Value of the Units for purposes of determining the Exercise Price Per Unit of the Option as set forth in the Notice, the taxing authorities may assert that the Fair Market Value of the Units on the Date of Award was greater than the Exercise Price Per Unit. Under Section 409A of the Code, if the Exercise Price Per Unit of the Option is less than the Fair Market Value of the Common Stock on the Date of Award, the Option may be treated as a form of deferred compensation and the Grantee may be subject to an acceleration of income recognition, an additional 20% tax, plus interest and possible penalties. In addition, the Company makes no representation that the Option will comply with Section 409A of the Code and makes no undertaking to prevent Section 409A of the Code from applying to the Option or to mitigate its effects on any deferrals or payments made in respect of the Option. The Grantee is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.
16.Lock-Up Agreement.
(a)Agreement. The Grantee, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180 day period following the effective date of a registration statement of the Company filed under the Securities Act, or such shorter or longer period of time as the Lead Underwriter shall specify. The Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject to the lock-up period until the end of such period. The Company and the Grantee acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section 16(b).
(b)No Amendment Without Consent of Underwriter. During the period from identification of a Lead Underwriter in connection with any public offering of the Company’s Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 16(a) in connection with such offering, or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of Section 16 may not be amended or waived except with the consent of the Lead Underwriter.
17.Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

18.Construction. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
19.Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.
20.Venue. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 9 (the “Parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the District of Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Delaware state court in the County of New Castle) and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 20 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
21.Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the Parties are within the United States), with postage and fees prepaid, addressed to the other Party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other Party.
22.Units Subject To LLC Agreement. The Units subject to the Option Agreement are also subject to the terms of the LLC Agreement which include, among other provisions, restrictions on the transferability of the Units.
23.Legend on Certificates. Following an Incorporation or the Registration Date, the certificates representing any Securities issued hereunder shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, this Agreement, the LLC Agreement, or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Securities are listed, and any applicable Federal or state laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The certificates representing the Securities issued hereunder shall bear the following legend, in addition to any other legends deemed advisable by the Administrator:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BY AND BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”),

OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”
END OF AGREEMENT

THESE SECURITIES WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT
NOTICE OF RESTRICTED EQUITY UNIT AWARD
COUPANG, LLC
THIRD AMENDED AND RESTATED
2011 EQUITY INCENTIVE PLAN
Terms defined in the Company’s Third Amended and Restated 2011 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Equity Unit Award (“Notice of Grant”).
Name:
Address:
You (the “Grantee”) have been granted an award of Restricted Equity Units (“REUs”), subject to the terms and conditions of the Plan and the attached Restricted Equity Unit Agreement (the “Agreement”), both of which are incorporated herein by reference, as follows:
Total Number of REUs:
REU Grant Date:
Expiration Date:   The earlier to occur of: (a) the date on which settlement of all vested REUs granted hereunder occurs and (b) the seventh anniversary of the Grant Date.
Vesting:

(a)Settlement of REUs is conditioned on satisfaction of two vesting requirements before the Expiration Date (or earlier termination of REUs pursuant to Section 3 of the Agreement): a time and service based requirement (the “Time and Service Based Requirement”) and a liquidity event requirement (the “Liquidity Event Requirement”), each as described below. REUs will only vest as set forth in clauses (1) and (2) below if both of these two requirements are satisfied on or before the Expiration Date (or earlier termination of REUs pursuant to Section 3 of the Agreement).
(1)Time and Service Based Requirement: Provided Grantee is in Continuous Service on each applicable date, the Time and Service Based Requirement will be satisfied as follows:

Time/Service Based -- Vesting Date	Number of REUs Vesting

During any authorized leave of absence, the vesting of the REUs with respect to the Time and Service Based Requirement shall be suspended after the leave of absence exceeds a period of ninety (90) days. The vesting of the REUs with respect to the Time and Service Based Requirement shall resume upon Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity. The vesting schedule of the REUs with respect to the Time and Service Based Requirement shall be extended by the length of the suspension.
(2)Liquidity Event Requirement: The Liquidity Event Requirement will be satisfied on the first to occur of (i) the date that is the earlier of (x) the six month anniversary of the effective date of an initial public offering of the Company’s securities (“IPO”) or (y) March 15 of the calendar year following the year in which the IPO was declared effective, or (ii) a Change in Control (the earlier of (i) and (ii) being an “Initial Vesting Event”).
(b) REUs Vested at Initial Vesting Event. If at the time of the Initial Vesting Event, Grantee’s Continuous Service has terminated and did not meet the Time and Service Based Requirement with respect to any portion of the REUs, then no portion of the REUs shall vest. If at the time of the Initial Vesting Event, Grantee’s Continuous Service has terminated but did meet the Time and Service Based Requirement with respect to any portion of the REUs, then the REUs shall vest per the calculation set forth in clause (a)(1) above. If at the time of the Initial Vesting Event, Grantee is in Continuous Service and did meet the Time and Service Based Requirement with respect to any portion of the REUs, then the REUs shall vest per the calculation set forth in clause (a)(1) above.
(c) REUs Vested after Initial Vesting Event. If Grantee is in Continuous Service on the date of the Initial Vesting Event, then with respect to REUs that have not vested as of such Initial Vesting Event, vesting shall continue under the Time and Service Based Requirement as set forth in clause (a)(1) above (each vesting date a “Subsequent Vesting Event”).
(d) Termination for Cause. Notwithstanding anything contained herein to the contrary, in the event of a termination of Grantee’s Continuous Service for Cause, all REUs shall be forfeited to the Company forthwith, and all rights of Grantee to such REUs shall immediately terminate.
Settlement: Upon the Initial Vesting Event or within 30 days following the occurrence of any Subsequent Vesting Event as set forth above, REUs that vest as of the Initial Vesting Event or any Subsequent Vesting Event, as applicable, shall be settled. Settlement means the delivery of the Common Units (the “Units”) vested under an REU. Settlement of REUs on the Initial Vesting Event or any Subsequent Vesting Event shall be in Units unless at the time of settlement the Administrator, in its sole discretion, determines that settlement shall, in whole or in part, be in the form of cash. Settlement of vested REUs shall occur whether or not Grantee is in Continuous Service at the time of settlement. No fractional REUs or rights for fractional Units shall be created pursuant to this Notice of Grant.
Grantee acknowledges that the vesting of the REUs pursuant to this Notice of Grant is conditioned on the occurrence of both the Time and Service Based Requirement and the Liquidity Event Requirement. By Grantee’s acceptance hereof (whether written, electronic or otherwise), Grantee agrees, to the fullest extent permitted by law, that Grantee has read this Notice of Grant, the Agreement and the Plan.
By your acceptance hereof (whether written, electronic or otherwise), you agree, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, you accept the electronic delivery of any documents the Company, or any third party involved in administering the Plan which the Company may designate, may deliver in connection with this grant (including the Plan, this Notice of Grant, the Agreement, the information described in Rules 701(e)(2), (3), (4) and (5) under the Securities Act (the “701 Disclosures”), account statements, or other communications or information) whether via the Company’s intranet or the Internet site of such third party or via email or such other means of electronic delivery specified by the Company.
You also acknowledge and agree that you are not by reason of receiving this Notice of Grant, a Member, and you do not hold any ownership interest in the Company until the REUs vest and settle and the Units are issued to you. You further acknowledge that until your REUs vest and settle, you (i) will not receive any profit distributions, (ii) will not be allocated any Company profits or losses, (iii) will not have a capital account, (iv) will have no right to any Company assets as a Member upon liquidation of the Company; and (v) will have no voting rights as a Member of the Company. You agree that if the REU vests and settles prior to the Incorporation, you will become a party to the LLC Agreement, receive Units representing an ownership interest in the Company and be bound by the terms and conditions of the LLC Agreement, as amended from time to time. You further agree to execute all documents necessary to become a party to the LLC Agreement and agree that the issuance of Units upon the settlement of the REUs is conditioned upon the execution of such documents.
By your signature and the signature of the Company’s representative on the Notice of Grant, Grantee and the Company agree that this REU is granted under and governed by the terms and conditions of the Plan, the Notice of Grant, the LLC Agreement and the Agreement.

GRANTEE	COUPANG, LLC

By:
Name and Title

COUPANG, LLC
RESTRICTED EQUITY UNIT AGREEMENT
THIRD AMENDED AND RESTATED
2011 EQUITY INCENTIVE PLAN
Grantee has been granted Restricted Equity Units (“REUs”) subject to the terms, restrictions and conditions of the Company’s Third Amended and Restated 2011 Equity Incentive Plan (the “Plan”), the Notice of Restricted Equity Unit Award (“Notice of Grant”) and this Restricted Equity Unit Agreement (the “Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.
1.No Unitholder Rights. Unless and until such time as Common Units (the “Units”) are issued in settlement of vested REUs, Grantee shall have no ownership of the Units allocated to the REUs and shall have no right to vote such Units.
2.No Transfer. The REUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, Grantee may, in the manner established by the Administrator, designate a beneficiary or beneficiaries to exercise the rights of Grantee and receive any property distributable with respect to the REUs upon the death of Grantee. Any transferee who receives an interest in the REU or the underlying Units upon the death of Grantee shall acknowledge in writing that the REU shall continue to be subject to the restrictions set forth in this Section 2 and the underlying Units shall continue to be subject to the limitations set forth in the LLC Agreement.
3.Termination. The REUs shall terminate on the Expiration Date or as earlier provided in this Section 3. If Grantee’s Continuous Service terminates for any reason, all REUs for which vesting is no longer possible under the terms of the Notice of Grant and this Agreement shall be forfeited to the Company forthwith, and all rights of Grantee to such REUs shall immediately terminate. If Grantee’s Continuous Service terminates prior to an Initial Vesting Event, all REUs as to which the Time and Service Based Requirement has not been satisfied as of the date of such termination shall be forfeited to the Company forthwith, and all rights of Grantee to such REUs shall immediately terminate. Notwithstanding anything contained herein to the contrary, in the event of a termination of Grantee’s Continuous Service for Cause, all REUs shall be forfeited to the Company forthwith, and all rights of Grantee to such REUs shall immediately terminate.
4.Acknowledgement. The Company and Grantee agree that the REUs are granted under and governed by the Notice of Grant, this Agreement and by the provisions of the Plan (incorporated herein by reference). Grantee: (i) acknowledges receipt of a copy of each of the foregoing documents, (ii) represents that Grantee has carefully read and is familiar with their provisions, and (iii) hereby accepts the REUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.
5.Company’s Right of First Refusal. The Grantee acknowledges and agrees that the Units are subject to the right of first refusal (“Right of First Refusal”) set forth in Section 6.2 of the LLC Agreement, which Right of First Refusal is incorporated herein by reference irrespective of whether the LLC Agreement is amended at some future date to remove the Right of First Refusal therefrom, and that, except in compliance with such Right of First Refusal, neither the Grantee nor a transferee shall sell, hypothecate, encumber or otherwise transfer any Units or any right or interest therein.

6.Limitations on Transfer of Units. In addition to any other limitation on transfer created by applicable securities laws, Grantee shall not assign, encumber or dispose of any interest in the Units issued pursuant to this Agreement except with the Company’s prior written consent and in compliance with the provisions of the Plan, the LLC Agreement, the Company’s then-current Insider Trading Policy, and applicable securities laws. The restrictions on transfer also include a prohibition on any short position, any “put equivalent position” or any “call equivalent position” by the REU holder with respect to the REU itself as well as any Units issuable upon settlement of the REU prior to the settlement thereof until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Units subject to the Agreement are also subject to the terms of the LLC Agreement which include, among other provisions, restrictions on the transferability of the Units.
7.Restrictions Binding on Transferees. All transferees of Units or any interest therein will receive and hold such Units or interest subject to the provisions of this Agreement (including the transfer restrictions of Sections 2, 6, 7 and 11) and the LLC Agreement, and the transferee shall acknowledge such restrictions in writing. Any sale or transfer of the Units shall be void unless the provisions of this Agreement are satisfied.
8.Withholding of Tax. Regardless of any action the Company or Grantee’s actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Grantee acknowledges that the ultimate liability for all Tax-Related Items legally due by Grantee is and remains Grantee’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award, including the settlement of the REUs, the subsequent sale of Units acquired pursuant to such settlement; and (ii) do not commit to structure the terms of the award or any aspect of the REUs to reduce or eliminate Grantee’s liability for Tax-Related Items. Grantee acknowledges that if Grantee is subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the settlement of Grantee’s REUs, Grantee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, Grantee authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Grantee from Grantee’s wages or other cash compensation paid to Grantee by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Units that otherwise would be issued to Grantee when Grantee’s REUs are settled, provided that the Company only withholds the amount of Units necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on Grantee’s behalf and Grantee hereby authorize such sales by this authorization), or (c) Grantee’s payment of a cash amount; all under such rules as may be established by the Administrator and following the Registration Date, in compliance with the Company’s Insider Trading Policy and 10b51 Trading Plan Policy, if applicable; provided however, that if Grantee is a Section 16 officer of the Company under the Exchange Act, then the Administrator (as constituted in accordance with Rule 16b3 under the Exchange Act) shall establish the method of withholding from alternatives (a)(c) above, and the Administrator shall establish the method prior to the Tax-Related Items withholding event. The Fair Market Value of these, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. Grantee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Grantee’s participation in the Plan or Grantee’s purchase of Units that cannot be satisfied by the means previously described. Finally, Grantee acknowledges that the Company has no obligation to deliver Units to Grantee until Grantee has satisfied the obligations in connection with the Tax-Related Items as described in this Section.
9.Code Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Grantee’s termination of employment constitute deferred compensation subject to Section 409A, and Grantee is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the 6-month period measured from Grantee’s separation from service from the Company or (ii) the date of Grantee’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Grantee including, without limitation, the additional tax for which Grantee would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. The first payment thereof will include a catch-up payment covering the amount that would have otherwise been paid during the period between Grantee’s termination of employment and the first payment date but for the application of this provision, and the balance of the installments (if any) will be payable in accordance with their original schedule. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder comply with Section 409A. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
10.Tax Consequences. GRANTEE SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE COUNTRY OR COUNTRIES IN WHICH THE GRANTEE RESIDES OR IS SUBJECT TO TAXATION BEFORE THE REU SETTLES OR DISPOSING OF THE UNITS. Grantee has obtained any necessary advice from an appropriate independent professional adviser in relation to the taxation and social contributions or taxation implications of the grant, vesting, settlement and sale or any other disposal of the REU pursuant to the Plan and on any subsequent disposal of the Units. In signing and returning this Agreement, the Grantee is confirming that appropriate advice has been sought from an independent adviser. The Company has not made any representation regarding applicable taxation implications.
11.Compliance with Laws and Regulations; Investment Intent; Restrictions on Transfer & Access to Information.
(a)The issuance of Units or other equity securities issued upon conversion of the Units (the “Securities”) will be subject to and conditioned upon compliance by the Company and Grantee (including any written representations, warranties and agreements as the Administrator may request of Grantee for compliance with Applicable Laws) with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Securities may be listed or quoted at the time of such issuance or transfer. Grantee may not be issued any Securities if such issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Securities may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Securities shall relieve the Company of any liability in respect of the failure to issue or sell such Securities.

(b)If Grantee resides outside of the United States, Grantee makes the following additional representations, warranties and agreements:
(i)Grantee is not a U.S. Person as defined in Rule 902(k) of Regulation S under the Securities Act (“Regulation S”). The offer and sale of the Securities to such Grantee was made in an offshore transaction (as defined in Rule 902(h) of Regulation S), no directed selling efforts (as defined in Rule 902(c) of Regulation S) were made in the United States, and Grantee is not acquiring the Securities for the account or benefit of any U.S. Person;
(ii)Grantee will not, during the one year period following the issuance of the Securities (the “Restricted Period”), offer or sell the Securities (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person or other than in accordance with Regulation S; without limiting the generality of the foregoing, Grantee agrees to resell such Securities only in accordance with the provisions of Regulation S (Rules 901 through 905, and preliminary notes), pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and Grantee agrees not to engage in hedging transactions with regard to such Securities unless in compliance with the Securities Act; and
(iii)Grantee will, after the expiration of the applicable Restricted Period, offer, sell, pledge or otherwise transfer the Securities (or create or maintain any derivative position equivalent thereto) only pursuant to registration under the Securities Act or any available exemption therefrom and, in any case, in accordance with applicable state securities laws.
(iv)Grantee acknowledges and agrees that the Company shall not register the transfer of the Securities in violation of these restrictions. Grantee acknowledges and agrees that any certificates for any Securities issued to Grantee shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and that hedging transactions involving such Securities may not be conducted unless in compliance with the Securities Act.
(c)Grantee represents and warrants to the Company that Grantee will hold the Securities for investment for Grantee’s account only, and not with a view to, or for resale in connection with, any “distribution” of Securities within the meaning of the Securities Act. Grantee understands that the Securities will not be registered under the Securities Act by reason of a specific exemption from such registration requirement and that the Securities must be held by Grantee indefinitely, unless they are subsequently registered under the Securities Act or Grantee obtains an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required. Grantee acknowledges that the Company is under no obligation to register the Securities under the Securities Act or under any other securities law.

(d)Grantee agrees not to sell, transfer or otherwise dispose of the Securities in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder (including Rule 144 under the Securities Act described below “Rule 144”) or of any other applicable securities laws. Grantee is aware of Rule 144, which permits limited public resales of securities acquired in a non-public offering, subject to satisfaction of certain conditions, which include (without limitation) that: (a) certain current public information about the Company is available; (b) the resale occurs only after the holding period required by Rule 144 has been met; (c) the sale occurs through an unsolicited “broker’s transaction”; and (d) the amount of securities being sold during any three-month period does not exceed specified limitations. The Grantee understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.
(e)If Grantee resides outside of the United States, Grantee represents, warrants and agrees that Grantee will not, during the one year period following the issuance of the Securities, offer or sell the Securities (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person (as defined in Rule 902(k) of Regulation S promulgated under the Securities Act) or other than in accordance with Regulation S.
(f)Grantee acknowledges that Grantee has received and has access to such information as Grantee considers necessary or appropriate for deciding whether to invest in the Securities and that Grantee had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Securities. Grantee is aware that Grantee’s investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. Grantee is able, without impairing my financial condition, to hold the Securities for an indefinite period and to suffer a complete loss of Grantee’s investment in the Securities.
12.Legend on Certificates. Following an Incorporation or the Registration Date, the certificates representing any Securities issued hereunder shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, this Agreement, the LLC Agreement, or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Securities are listed, and any applicable Federal or state laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The certificates representing the Securities issued hereunder shall bear the following legend, in addition to any other legends deemed advisable by the Administrator:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BY AND BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”
13.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.

Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.
14.Entire Agreement; Severability. The Plan and Notice of Grant are incorporated herein by reference. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof (including, without limitation, any commitment to make any other form of equity award (such as stock options) that may have been set forth in any employment offer letter or other agreement between the parties). If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
15.Lock-Up Agreement.
(a)Agreement. The Grantee, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase or award to acquire, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180 day period following the effective date of a registration statement of the Company filed under the Securities Act (or under the applicable laws of another jurisdiction under which such securities may be listed), or such shorter or longer period of time as the Lead Underwriter shall specify. The Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject to the lock-up period until the end of such period. The Company and the Grantee acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section 15(a).
(b)No Amendment Without Consent of Underwriter. During the period from identification of a Lead Underwriter in connection with any public offering of the Company’s Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 15(a) in connection with such offering, or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of Section 15 may not be amended or waived except with the consent of the Lead Underwriter.
16.No Rights as Employee, Director or Consultant. Except to the extent otherwise provided under applicable law or individual written agreement between the Grantee and Company or the Employer, nothing in this Agreement shall affect in any manner whatsoever the right or power of the Employer, the Company, or a Parent or Subsidiary, to terminate Grantee’s Continuous Service, for any reason, with or without cause. Grantee understands that his or her employment or consulting relationship with the Company or a Parent or Subsidiary of the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in the Notice of Grant, the Agreement or the Plan changes the “at-will” nature of that relationship.
17.Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement must be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time an electronic confirmation of receipt is received, if delivery is by email; (iii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iv) one business day after deposit with an express overnight courier for U.S. deliveries, or two business days after such deposit for deliveries outside the U.S., with proof of delivery from the courier requested; or (v) three business days after deposit in the U.S. mail by certified mail (return receipt requested) for U.S. deliveries. Any notice for delivery outside the U.S. must be sent by email, facsimile or by express courier. Any notice not delivered personally or by email will be sent with postage and/or other charges prepaid and properly addressed to Grantee at the last known address or facsimile number on the books of the Company, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto or, in the case of the Company, to it at its principal place of business. Notices to the Company must be marked “Attention: Chief Financial Officer.” Notices by facsimile shall be machine verified as received.
18.Definition. “Change in Control” shall mean a Company Transaction as defined in the Plan; provided that the transaction constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company as defined in the regulations under Section 409A of the Code.
19.Choice of Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the United States District Court for the District of Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Delaware state court in the County of New Castle), and no other courts, where this grant is made and/or to be performed.
20.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Grantee’s participation in the Plan, or Grantee’s acquisition of REUs or of the underlying Units. Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
21.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
22.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Grantee’s participation in the Plan, on the REUs and on any Units received upon settlement thereof, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
23.Waiver. Grantee acknowledges that a waiver by the Company or breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Grantee or any other Grantee.